Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) and 15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sandra A. Gardiner, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Pulse Biosciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 30, 2020	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer
(Principal Financial and Accounting Officer)